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EXHIBIT 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report on Form 10-K of Columbia Bancorp for the year ended December 31, 2004 and to the incorporation by reference in Registration Statement numbers 333-79229 and 333-122362 of Columbia Bancorp on Form S-8, of our report dated January 20, 2005.

/s/ Moss Adam, LLP
Portland, Oregon
March 14, 2005